UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2007

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)
Computer Sciences Corporation (the "Company") has discovered significant errors in its accounting for tax liabilities in fiscal years 2000 through 2006. As a result, the Company was unable to file its Annual Report on Form 10-K for the year ended March 30, 2007 by May 29, 2007 without unreasonable effort or expense.

The Company currently estimates that the correction of these errors, and other insignificant errors, will result in a cumulative charge of $300 million to $400 million through March 31, 2006. This amount does not include the cumulative charge of approximately $60 million through March 31, 2006 related to the stock option investigation, which has previously been disclosed and recorded.

On May 30, 2007, the Board of Directors concluded that the Company's financial statements included in its previously filed Annual Report on Form 10-K for the year ended March 31, 2006, along with the accompanying report of the Company's independent registered accounting firm, should no longer be relied upon because of errors in such financial statements. The Board of Directors has discussed the matters in this filing with the Company's independent registered accounting firm.

The Company will restate prior periods in its Form 10-K for the year ended March 30, 2007, which it currently expects to file on or prior to June 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: May 30, 2007	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

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